Exhibit 4.1

TARGA RESOURCES CORP.,

as Issuer,

and

THE SUBSIDIARY GUARANTORS

NAMED HEREIN,

as Subsidiary Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of April 6, 2022

Debt Securities

TARGA RESOURCES CORP.

RECONCILIATION AND TIE BETWEEN TRUST

INDENTURE ACT OF 1939

AND INDENTURE

Section of Trust Indenture Act of 1939		Section(s) of Indenture
Section 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
Section 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
Section 312	(a)	2.07
	(b)	11.03
	(c)	11.03
Section 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
Section 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
Section 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
Section 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11

i

	(b)	6.07
Section 316	(c)	9.04
Section 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
Section 318	(a)	11.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

INDENTURE dated as of April 6, 2022, among Targa Resources Corp., a Delaware corporation (the “Issuer”), the parties identified as “Subsidiary Guarantors” on the signature pages hereto (collectively, the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Issuer and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Issuer’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”), and the Guarantee by each of the Subsidiary Guarantors of the Debt Securities, as in this Indenture provided.

The Issuer and the Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Debt Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for its full, unconditional and joint and several guarantee of the Debt Securities to the extent provided in or pursuant to this Indenture.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors,” means the Board of Directors of Issuer or any authorized committee of the Board of Directors of Issuer or any directors and/or officers of Issuer to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Issuer to have been duly adopted by the Board of Directors of Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Certificated Debt Security” means a Debt Security (other than a Global Debt Security) issued in definitive registered form.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of the Issuer and its consolidated Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Issuer and its consolidated Subsidiaries for the Issuer’s most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at 8 Greenway Plaza, Suite 1100, Houston, TX 77046-0892, Attention: Alejandro Hoyos, and as may be located at such other address as the Trustee may give notice to the Issuer and the Subsidiary Guarantors.

“Credit Agreement” means that certain Credit Agreement, dated as of February 17, 2022, among the Issuer, Bank of America, N.A., as the administrative agent, collateral agent and swing line lender and the other agents and lenders party thereto, as the same may be further amended, restated, refinanced, replaced, renewed, refunded or otherwise modified, in whole or in part, from time to time.

“Debt Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Debt Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Debt Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Global Debt Security” means a Debt Security that is issued in global form in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary. Except as set forth herein, no Global Debt Securities shall be issuable in certificated form.

“Government Obligations” means, with respect to a series of Debt Securities, direct obligations of the government that issues the currency in which the Debt Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“Guarantee” shall mean the guarantee of the Issuer’s obligations under the Debt Securities by a Subsidiary Guarantor as provided in Article X.

“Holder” means a Person in whose name a Debt Security is registered.

“Indebtedness” of any Person at any date means any obligation created or assumed by such person for the repayment of borrowed money or any guaranty thereof.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Debt Securities established as contemplated by Section 2.01.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Debt Security, shall have the meaning assigned to such term in the Debt Security as contemplated by Section 2.01.

“Issue Date” means, with respect to Debt Securities of a series, the date on which the Debt Securities of such series are originally issued under this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request” mean, respectively, a written order or request signed in the name of the Issuer by an Officer of Issuer and delivered to the Trustee.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of ours in which we or any of our Subsidiaries owns Capital Stock.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity” means, with respect to any Debt Security, the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Non-Recourse Indebtedness” means any Indebtedness incurred by any Joint Venture or Non-Recourse Subsidiary which does not provide for recourse against the Issuer or any of its Subsidiaries (other than a Non-Recourse Subsidiary) or any property or asset of the Issuer or any of its Subsidiaries (other than the Capital Stock or the properties or assets of a Joint Venture or Non-Recourse Subsidiary).

“Non-Recourse Subsidiary” means any Subsidiary of the Issuer (i) whose principal purpose is to incur Non-Recourse Indebtedness and/or construct, lease, own or operate the assets financed in whole or in part thereby, or to become a direct or indirect partner, member or other equity participant or owner in a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture created for such purpose (collectively, a “Business Entity”), (ii) who is not an obligor or otherwise bound with respect to any Indebtedness other than Non-Recourse Indebtedness, (iii) the majority of the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Indebtedness, (y) Capital Stock in, or Indebtedness or other obligations of, one or more other Non-Recourse Subsidiaries or Business Entities or (z) other assets reasonably related thereto and (iv) any Subsidiary of a Non-Recourse Subsidiary; provided that such Subsidiary shall be considered to be a Non-Recourse Subsidiary only to the extent that and for so long as each of the above requirements are met.

“Notice of Default” means a written notice specifying the Default, demand that it be remedied and state that the notice is a “Notice of Default”.

“Officer” means the Chairman of the Board, any Chief Executive Officer, the President, any Vice Chairman of the Board, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by an Officer of a Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer, a Subsidiary Guarantor or the Trustee.

“Original Issue Discount Security” means any Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Permitted Liens” means:

(1) Liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of the Issuer and its Subsidiaries;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of the Issuer or any Subsidiary or the use thereof or the rights and interests of the Issuer or any Subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of the Issuer or any Subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental Lien or Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar Lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate processes or proceedings and any undetermined Lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) Liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by the Issuer or any of its Subsidiaries in good faith by appropriate processes or proceedings;

(8) Liens of, or to secure performance of, leases;

(9) any Lien in favor of the Issuer or any Subsidiary;

(10) with respect to any series of Debt Securities, any Lien upon any property or assets of the Issuer or any Subsidiary in existence on the date of the initial issuance of such Debt Securities;

(11) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) Liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any Lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any Lien upon any property or assets created at the time of acquisition of such property or assets by the Issuer or any of its Subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14) any Lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15) any Lien upon any property or assets existing thereon at the time of the acquisition thereof by the Issuer or any of its Subsidiaries and any Lien upon any property or assets of a person existing thereon at the time such person becomes a Subsidiary of the Issuer by acquisition, merger or otherwise; provided that, in each case, such Lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a Subsidiary;

(16) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Issuer or the applicable Subsidiary has not exhausted its appellate rights;

(17) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of Liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuer or its Subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(18) any Lien on property or assets, or pledges of Capital Stock, of (a) any Joint Venture owned by the Issuer or any of its Subsidiaries or (b) any Non-Recourse Subsidiary, in each case only to the extent securing Non-Recourse Indebtedness of such Joint Venture or Non-Recourse Subsidiary; and

(19) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Issuer or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Debt Securities of any series, the place or places where the principal of, premium (if any) and interest on the Debt Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.

“principal” of a Debt Security means the principal of the Debt Security plus, when appropriate, the premium, if any, on the Debt Security.

“Principal Property” means, whether owned or leased on the date of the initial issuance of any series of Debt Securities or thereafter acquired:

(1) any pipeline assets of the Issuer or any of its Subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America; and

(2) any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by the Issuer or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except in the case of either of the preceding clause (1) or this clause (2):

(a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(b) any such assets which, in the good faith opinion of the Issuer, are not material in relation to the activities of the Issuer and its Subsidiaries taken as a whole.

“Redemption Date” means, with respect to any Debt Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Debt Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary owning or leasing, directly or indirectly through ownership in another Subsidiary, any Principal Property.

“SEC” means the Securities and Exchange Commission.

“Security Custodian” means, with respect to Debt Securities of a series issued in global form, the Trustee for Debt Securities of such series, as custodian with respect to the Debt Securities of such series, or any successor entity thereto.

“Stated Maturity” means, when used with respect to any Indebtedness (including any Debt Security) or any installment of principal thereof or interest thereon, the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or combination thereof.

“Subsidiary Guarantors” means the Person or Persons identified as the “Subsidiary Guarantors” on the signature pages of this instrument until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantors” shall mean such successor Person or Persons, and any other Subsidiary of the Issuer who may execute this Indenture, or a supplement thereto, for the purpose of providing a Guarantee of Debt Securities pursuant to this Indenture.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that if the TIA is amended after the date hereof, “TIA” means, to the extent required by any such amendment, the TIA as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person,

“Trustee” as used with respect to the Debt Securities of any series means the Trustee with respect to Debt Securities of that series.

“U.S. Government Obligations” means Government Obligations with respect to Debt Securities payable in Dollars.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

SECTION 1.02 Other Definitions.

TERM	DEFINED IN SECTION
“Agent Members”	2.17
“Bankruptcy Custodian”	6.01
“covenant defeasance option”	8.01
“Event of Default”	6.01
“Excluded Subsidiary”	4.06
“Funding Guarantor”	10.05
“legal defeasance option”	8.01
“Liens”	4.06
“mandatory sinking fund payment”	3.09
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Registrar”	2.05
“Successor”	5.01

SECTION 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if this Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Debt Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” means the Issuer, any Subsidiary Guarantor or any other obligor on the Debt Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument.

SECTION 1.05 No Personal Liability of Directors, Officers, Employees, Limited Partners and Shareholders.

The Trustee, and each Holder of a Debt Security by its acceptance thereof, will be deemed to have agreed in this Indenture that no director, officer, employee, limited partner or shareholder, as such, of the Issuer shall have any personal liability in respect of the obligations of the Issuer and the Subsidiary Guarantors under this Indenture or the Debt Securities issued hereunder by reason of his, her or its status.

ARTICLE II

THE DEBT SECURITIES

SECTION 2.01 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate of Issuer or in a Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title and ranking of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from the Debt Securities of all other series) (including the terms of any subordination provisions);

(2) whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form, as Global Debt Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Debt Security or Securities of such series;

(3) if there is to be a limit, the limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Debt Securities which, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Debt Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(4) the date or dates on which the principal of and premium (if any) on the Debt Securities of the series is payable or method of determination thereof;

(5) the rate or rates (which may be fixed or variable) per annum, or the method of determination thereof (including any commodity, commodity index, stock exchange index or financial index), at which the Debt Securities of the series shall bear interest, the date or dates from which such interest shall accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Debt Securities of the series shall be payable;

(6) the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on, the Debt Securities will be payable (and the method of such payment), where Debt Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to the Issuer in respect of the Debt Securities may be delivered with respect to the Debt Securities of the series shall be payable;

(7) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option, and the manner in which the Issuer must exercise any such option, if different from those set forth herein;

(8) whether Debt Securities of the series are entitled to the benefits of any Guarantee of any Subsidiary Guarantor pursuant to this Indenture, including the terms of subordination, if any, of such Guarantees;

(9) the obligation, if any, of the Issuer to redeem, purchase or repay the Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10) if applicable, the dates on which and the price or prices at which the Debt Securities may be repurchased at the option of the Holders of Debt Securities of the series and other detailed terms and provisions of these repurchase obligations;

(11) if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denomination in which any Debt Securities of that series shall be issuable;

(12) the portion of principal amount of the Debt Securities payable upon declaration of acceleration of the Maturity Date thereof pursuant to Section 6.02, if other than the principal amount;

(13) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Debt Securities of the series and the related Guarantees pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(14) the currency of denomination of the Debt Securities if other than United States dollars, which may be any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

(15) if other than United States dollars, the designation of the currency, currencies or currency units in which payment of principal of and interest, premium (if any) on the Debt Securities will be made;

(16) any provisions relating to any security provided for the Debt Securities;

(17) any addition to, deletion of or change in the Events of Default set forth in Section 6.01 with respect to the Debt Securities and any change in the acceleration provisions described in Section 6.02 with respect to the Debt Securities or covenants of the Issuer or any Subsidiary Guarantor set forth in Article IV pertaining to the Debt Securities of the series;

(18) any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities;

(19) any restrictions or other provisions with respect to the transfer or exchange of Debt Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(20) the provisions, if any, relating to conversion or exchange of any Debt Securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

(21) any other terms of the Debt Securities, which may supplement, modify or delete any provision of this Indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officer’s Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officer’s Certificate or certified by the Secretary or an Assistant Secretary of Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or Issuer Order setting forth the terms of the series.

SECTION 2.02 Denominations.

The Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Debt Securities of any series, the Debt Securities of such series denominated in Dollars shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03 Forms Generally.

Each Debt Security shall be represented by either one or more Global Debt Securities or Certificated Debt Securities. The Debt Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto. The Debt Securities may have notations, legends or endorsements required by law, securities exchange rule, the Issuer’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). A copy of the Board Resolution, if any, establishing the form or forms of Debt Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 2.04 for the authentication and delivery of such Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Debt Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory”.

SECTION 2.04 Execution, Authentication, Delivery and Dating.

An Officer of the Issuer shall sign the Debt Securities on behalf of the Issuer by manual or facsimile signature.

If an Officer of the Issuer whose signature is on a Debt Security no longer holds that office at the time the Debt Security is authenticated, the Debt Security shall be valid nevertheless.

A Debt Security shall not be entitled to any benefit under this Indenture or the related Guarantees or be valid or obligatory for any purpose until it is authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Debt Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Debt Security has been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer delivers such Debt Security to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Debt Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall authenticate and deliver such Debt Securities for original issue upon an Issuer Order for the authentication and delivery of such Debt Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Issuer Order. Such order shall specify the amount of the Debt Securities to be authenticated, the date on which the original issue of Debt Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Debt Securities of such series not otherwise determined. If provided for in such procedures, such Issuer Order may authorize (1) authentication and delivery of Debt Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Debt Security to Debt Security and (2) authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Debt Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive (in addition to the Issuer Order referred to above and the other documents required by Section 11.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a) an Officer’s Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b) an Opinion of Counsel to the effect that:

(i) the form of such Debt Securities has been established in conformity with the provisions of this Indenture;

(ii) the terms of such Debt Securities have been established in conformity with the provisions of this Indenture; and

(iii) when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, such Debt Securities and the related Guarantees will constitute valid and binding obligations of the Issuer and the Subsidiary Guarantors, respectively, enforceable against the Issuer and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If all the Debt Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate and Opinion of Counsel at the time of issuance of each such Debt Security, but such Officer’s Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Debt Security of the series to be issued.

The Trustee shall not be required to authenticate such Debt Securities if the issuance of such Debt Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Debt Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, any Subsidiary Guarantor or an Affiliate of the Issuer or any Subsidiary Guarantor.

Each Debt Security shall be dated the date of its authentication.

SECTION 2.05 Registrar and Paying Agent.

The Issuer shall maintain an office or agency for each series of Debt Securities where Debt Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Debt Securities of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Debt Securities of such series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer may change any Paying Agent or Registrar without notice to any Holder. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, any Subsidiary Guarantor or any Subsidiary may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

SECTION 2.06 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on Debt Securities and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Issuer, a Subsidiary Guarantor or a Subsidiary) shall have no further liability for the money. If the Issuer, a Subsidiary Guarantor or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA Section 317(b).

SECTION 2.07 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar with respect to a series of Debt Securities, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Debt Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Issuer shall otherwise comply with TIA Section 312(a).

SECTION 2.08 Transfer and Exchange.

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

When Debt Securities of any series are presented to the Registrar with the request to register the transfer of such Debt Securities or to exchange such Debt Securities for an equal principal amount of Debt Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Debt Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Issuer and the Subsidiary Guarantors shall execute and the Trustee shall authenticate Debt Securities at the Registrar’s written request and submission of the Debt Securities or Global Debt Securities. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate Debt Securities in accordance with the provisions of Section 2.04. Notwithstanding any other provisions of this Indenture to the contrary, (i) the Issuer shall not be required to register the transfer or exchange of (a) any Debt Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Debt Security being redeemed in part, or (b) any Debt Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Debt Securities of the series required pursuant to the terms thereof or of redemption of Debt Securities of a series to be redeemed and ending at the close of business on the day of mailing; and (ii) the transfer of any Certificated Debt Securities and the right to receive the principal of and interest and premium (if any) on such Certificated Debt Securities shall only be effected by surrendering the certificate representing such Certificated Debt Securities and either reissuance by the Issuer or the Trustee of the certificate to the new Holder or the issuance by the Issuer or the Trustee of a new certificate to the new Holder.

Each Holder of a Debt Security agrees to indemnify the Issuer, the Trustee and the Subsidiary Guarantors against any liability that may result from the transfer, exchange or assignment of such Holder’s Debt Securities in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debt Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Debt Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.09 Replacement Debt Securities.

If any mutilated Debt Security is surrendered to the Trustee, or if the Holder of a Debt Security claims that the Debt Security has been destroyed, lost or stolen and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Debt Security, the Issuer shall issue, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate a replacement Debt Security of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Debt Security, pay such Debt Security. If required by the Trustee, any Subsidiary Guarantor or the Issuer, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, each Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Debt Security is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Debt Security.

Every replacement Debt Security is an additional obligation of the Issuer.

SECTION 2.10 Outstanding Debt Securities.

The Debt Securities outstanding at any time are all the Debt Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debt Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Debt Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debt Security is held by a bona fide purchaser.

If the principal amount of any Debt Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Debt Security does not cease to be outstanding because the Issuer, a Subsidiary Guarantor or an Affiliate of the Issuer or a Subsidiary Guarantor holds the Debt Security.

SECTION 2.11 Original Issue Discount, Foreign-Currency Denominated and Treasury Debt Securities.

In determining whether the Holders of the required principal amount of Debt Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Debt Security denominated in a foreign currency shall be the Dollar equivalent, as determined by the Issuer by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of original issuance of such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent, as determined by the Issuer by reference to the exchange rate on the date of original issuance of such Debt Security, of the amount determined as provided in clause (a) above), of such Debt Security and (c) Debt Securities owned by the Issuer, a Subsidiary Guarantor or any other obligor upon the Debt Securities or any Affiliate of the Issuer, of a Subsidiary Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Debt Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12 Temporary Debt Securities.

Until definitive Debt Securities of any series are ready for delivery, the Issuer may prepare, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate temporary Debt Securities. Temporary Debt Securities shall be substantially in the form of definitive Debt Securities, but may have variations that the Issuer considers appropriate for temporary Debt Securities. Without unreasonable delay, the Issuer shall prepare, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate definitive Debt Securities in exchange for temporary Debt Securities. Until so exchanged, the temporary Debt Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities.

SECTION 2.13 Cancellation.

The Issuer or any Subsidiary Guarantor at any time may deliver Debt Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debt Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Debt Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Issuer shall direct in writing that canceled Debt Securities be returned to it, after written notice to the Issuer all canceled Debt Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Issuer may not issue new Debt Securities to replace Debt Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14 Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Debt Security at the close of business on the record date next preceding such Interest Payment Date, even if such Debt Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Debt Security to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Debt Securities of any series, the Issuer will pay the principal of, premium (if any) and interest on the Debt Securities in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (1) by wire transfer with respect to Global Debt Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Debt Securities.

If the Issuer defaults in a payment of interest on the Debt Securities of any series, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Debt Securities of such series and in Section 4.01. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, provided that no special record date shall be required for interest paid within an applicable grace period. At least 15 days before any special record date selected by the Issuer, the Issuer (or the Trustee, in the name of and at the expense of the Issuer upon 20 days’ prior written notice from the Issuer setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15 Persons Deemed Owners.

The Issuer, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payments of principal of, premium (if any) or interest such Debt Security and for all other purposes. None of the Issuer, any Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16 Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 2.17 Global Debt Securities; Book-Entry Provisions.

If Debt Securities of a series are issuable in global form as a Global Debt Security, as contemplated by Section 2.01, then, notwithstanding the provisions of Section 2.02, any such Global Debt Security shall represent such of the outstanding Debt Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Debt Securities from time to time endorsed thereon and that the aggregate amount of outstanding Debt Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions. Any endorsement of a Global Debt Security to reflect the amount, or any increase or decrease in the amount, of outstanding Debt Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Debt Security or in an Issuer Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Debt Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Debt Security. Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Debt Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Debt Security or in the applicable Issuer Order. With respect to the Debt Securities of any series that are represented by a Global Debt Security, the Issuer and the Subsidiary Guarantors authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such

Global Debt Security. Any Global Debt Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary. If an Issuer Order has been, or simultaneously is, delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Debt Security in global form shall be in writing but need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Debt Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Debt Security, and the Depositary may be treated by the Issuer, any Subsidiary Guarantor, the Trustee or the Security Custodian and any agent of the Issuer, any Subsidiary Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Debt Security for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a Global Debt Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Debt Securities of such series is entitled to take under this Indenture or the Debt Securities of such series and (ii) nothing herein shall prevent the Issuer, any Subsidiary Guarantor, the Trustee or the Security Custodian, or any agent of the Issuer, any Subsidiary Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Debt Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01: Transfers of a Global Debt Security shall be limited to transfers of such Global Debt Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Debt Security may be transferred in accordance with the rules and procedures of the Depositary. Debt Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Debt Security if, and only if, either (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Debt Security and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Debt Securities in lieu of all or a portion of the Global Debt Security (in which case the Issuer shall deliver Debt Securities within 30 days of such request) or (3) the Issuer determines not to have the Debt Securities represented by a Global Debt Security.

In connection with any transfer of a portion of the beneficial interests in a Global Debt Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Debt Security in an amount equal to the principal amount of the beneficial interests in the Global Debt Security to be transferred, and the Issuer and the Subsidiary Guarantors shall execute, and the Trustee upon receipt of an Issuer Order for the authentication and delivery of Debt Securities shall authenticate and deliver, one or more Debt Securities of the same series of like tenor and amount.

In connection with the transfer of all the beneficial interests in a Global Debt Security to beneficial owners pursuant to this Section 2.17, the Global Debt Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer and the Subsidiary Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Debt Security, an equal aggregate principal amount of Debt Securities of authorized denominations.

Neither the Issuer, any Subsidiary Guarantor nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Debt Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Debt Securities. Neither the Issuer, any Subsidiary Guarantor nor the Trustee shall be liable for any delay by the related Global Debt Security Holder or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Debt Security Holder or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued). Neither the Trustee nor any agent shall have any responsibility for any actions taken or not taken by the Depositary.

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Debt Security if such Global Debt Security was never issued and sold by the Issuer and the Issuer or a Subsidiary Guarantor delivers to the Trustee the Global Debt Security together with written instructions (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Section 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on any Global Debt Security shall be made to the Person or Persons specified therein.

ARTICLE III

REDEMPTION

SECTION 3.01 Applicability of Article.

Debt Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Debt Securities of any series) in accordance with this Article III.

SECTION 3.02 Notice to the Trustee.

If the Issuer elects to redeem Debt Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Debt Securities of such series to be redeemed. The Issuer shall so notify the Trustee at least 5 days before notice of the Redemption Date is given (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officer’s Certificate stating that such redemption will comply with the provisions of this Indenture and of the Debt Securities of such series. Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03 Selection of Debt Securities To Be Redeemed.

If less than all the Debt Securities of any series are to be redeemed (, the particular Debt Securities to be redeemed shall be selected by the Trustee from the outstanding Debt Securities of such series not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (but beneficial interests in Global Debt Securities will be selected in accordance with the applicable rules of the Depositary) and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of that series or any integral multiple thereof) of the principal amount of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series or of the principal amount of Global Debt Securities of such series.

The Trustee shall promptly notify the Issuer and the Registrar in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Debt Securities shall relate, in the case of any of the Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04 Notice of Redemption.

Notice of redemption shall be given with respect to Global Debt Securities in accordance with the applicable rules and procedures of the Depositary, and otherwise mailed by first-class mail, postage prepaid, in each case not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Debt Securities to be redeemed, at the address of such Holder appearing in the register of Debt Securities maintained by the Registrar.

All notices of redemption shall identify the Debt Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price or the method by which it is to be determined;

(3) that, unless the Issuer and the Subsidiary Guarantors default in making the redemption payment, interest on Debt Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Debt Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Debt Securities redeemed;

(4) if any Debt Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Debt Security to the Paying Agent, a new Debt Security or Debt Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5) that Debt Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6) that the redemption is for a sinking or analogous fund, if such is the case;

(7) the CUSIP number, if any, relating to such Debt Securities; and

(8) any conditions to such redemption.

Notice of redemption of Debt Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

Any such redemption may, at the Issuer’s discretion, be conditioned on the satisfaction or waiver of one or more conditions, including a sale of securities or other financing, in each case as specified in the notice of redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the Redemption Date or have been waived by the Issuer on or before the Redemption Date. The Issuer will provide notice to the Trustee of any failure to meet such conditions no later than the Redemption Date.

SECTION 3.05 Effect of Notice of Redemption.

Once notice of redemption is mailed, Debt Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, subject to satisfaction of any conditions precedent thereto. Upon surrender to the Paying Agent, such Debt Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06 Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or the Paying Agent (or, if the Issuer is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest and premium (if any) on the Debt Securities or portions thereof which are to be redeemed on that date, other than Debt Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

If the Issuer complies with the preceding paragraph, then, unless the Issuer default in the payment of such Redemption Price, interest on the Debt Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Debt Securities are presented for payment, and the Holders of such Debt Securities shall have no further rights with respect to such Debt Securities except for the right to receive the Redemption Price upon surrender of such Debt Securities. If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Debt Securities.

SECTION 3.07 Debt Securities Redeemed or Purchased in Part.

Upon surrender to the Paying Agent of a Debt Security to be redeemed in part, the Issuer and the Subsidiary Guarantors shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge a new Debt Security or Debt Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Debt Security so surrendered that is not redeemed.

SECTION 3.08 Purchase of Debt Securities.

Unless otherwise specified as contemplated by Section 2.01, the Issuer, any Subsidiary Guarantor and any Affiliate of the Issuer or any Subsidiary Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Debt Securities in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Debt Securities. Any Debt Securities purchased or acquired by the Issuer or a Subsidiary Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Debt Securities so delivered.

SECTION 3.09 Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series and by this Article III.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Debt Securities.

The Issuer shall pay the principal of, premium (if any) and interest on the Debt Securities of each series on the dates and in the manner provided in the Debt Securities of such series and in this Indenture. Principal, premium and interest shall be considered paid on the date due if the Paying Agent (other than the Issuer, a Subsidiary Guarantor or a Subsidiary) holds on that date money deposited by the Issuer or a Subsidiary Guarantor designated for and sufficient to pay all principal, premium and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Debt Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for any series of Debt Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Debt Securities of that series may be presented for registration of transfer or exchange, where Debt Securities of that series may be presented for payment and where notices and demands to or upon the Issuer or a Subsidiary Guarantor in respect of the Debt Securities of that series and this Indenture may be served. Unless otherwise designated by the Issuer by written notice to the Trustee, such office or agency shall be the office of the Trustee in the City of Houston, which on the date hereof is located at 8 Greenway Plaza, Suite 1100, Houston, Texas 77046-0892, Attention: Alejandro Hoyo. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Debt Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03 SEC Reports; Financial Statements. If the Issuer is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Issuer and the Subsidiary Guarantors shall also comply with the provisions of TIA Section 314(a). If the Issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditor’s report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the requirements of Section 13 or 15(d) of the Exchange Act. Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) (or any successor) system shall be deemed filed with the Trustee as required pursuant to this Section 4.03.

SECTION 4.04 Compliance Certificate.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, a statement signed by an Officer of Issuer, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of Issuer, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuer and the Subsidiary Guarantors of their obligations under this Indenture, and further stating that to the best of his knowledge the Issuer and the Subsidiary Guarantors have observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) The Issuer shall, so long as Debt Securities of any series are outstanding, deliver to the Trustee, within 60 days of becoming aware of the occurrence of any Default or Event of Default under this Indenture, a written notice of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05 Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Debt Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06 Limitations on Liens.

The Issuer will not, and will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“Liens”) upon any Principal Property or upon any Capital Stock of any Restricted Subsidiary, whether owned on the date of the issuance of any Debt Securities or thereafter acquired, to secure any Indebtedness of the Issuer or any other Person (other than the Debt Securities issued under this Indenture), without in any such case making effective provisions whereby all of the outstanding Debt Securities are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing, the Issuer may, and may permit any of its Subsidiaries to, create, assume, incur, or suffer to exist without securing the Debt Securities:

(a) any Permitted Lien;

(b) any Lien upon any Principal Property or Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Issuer or of any other Person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such Lien and all similar Liens under this clause (b) does not exceed 15% of Consolidated Net Tangible Assets, determined at the time of incurrence of such Indebtedness; or

(c) with respect to any Series of Debt Securities, any Lien upon (i) any Principal Property that was not owned by the Issuer or any of its Subsidiaries on the date of the supplemental indenture creating such Debt Securities or (ii) Capital Stock of any Restricted Subsidiary that owns no Principal Property that was owned by the Issuer or any of its Subsidiaries on the date of the supplemental indenture creating such Debt Securities (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor with respect to such series of Debt Securities and (B) has not granted any Liens on any of its property securing Indebtedness of the Issuer or any of its Subsidiaries other than such Excluded Subsidiary or any other Excluded Subsidiary.

ARTICLE V

SUCCESSORS

SECTION 5.01 Limitations on Mergers, Consolidations or Sales of Assets.

The Issuer shall not, in any transaction or series of transactions, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(a) the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, conveyed, transferred or otherwise disposed of (the “Successor”) is either the Issuer or expressly assumes by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on all the Debt Securities and the performance of the Issuer’s covenants and obligations under this Indenture and the Debt Securities;

(b) the Successor is organized under the laws of the United States, any State thereof or the District of Columbia; and

(c) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing.

SECTION 5.02 Successor Person Substituted.

Upon any consolidation or merger of the Issuer, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01, the Successor formed by such consolidation or merger or to which such sale, lease, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture and the Debt Securities with the same effect as if such Successor had originally been named as the Issuer herein and the predecessor Issuer shall be released from all liabilities and obligations under this Indenture and the Debt Securities, except that no such release shall occur in the case of any lease of all or substantially all of the assets of the Issuer.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default.

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Debt Securities or in the form of Debt Security for such series, an “Event of Default,” wherever used herein with respect to Debt Securities of any series, means any of the following:

(a) there is a default in the payment of interest on any Debt Security of that series when the same becomes due and payable, and such default continues for a period of 30 days;

(b) there is a default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase or otherwise;

(c) there is a default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable;

(d) there is a default in the performance or breach of any other covenant or warranty by the Issuer, or if the series of Debt Securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, in this Indenture (other than a covenant or warranty that has been included in this Indenture solely for the benefit of a series of Debt Securities other than that series and (other than a default in the performance of a covenant which is specifically dealt with elsewhere in this Section 6.01), which default continues uncured for a period of 90 days after the Issuer receives a Notice of Default from the Trustee or the Issuer and the Trustee receive a Notice of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of that series as provided in this Indenture;

(e) the Issuer, or if the series of Debt Securities is guaranteed by any Subsidiary Guarantor, any of the Subsidiary Guarantors, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

(i) is for relief against the Issuer or any Subsidiary Guarantor as debtor in an involuntary case,

(ii) appoints a Bankruptcy Custodian of the Issuer or any Subsidiary Guarantor or a

(iii) Bankruptcy Custodian for all or substantially all of the property of the Issuer or any Subsidiary Guarantor; or

(iv) orders the liquidation of the Issuer or any Subsidiary Guarantor;

(g) if any series of Debt Securities outstanding under this Indenture is entitled to the benefits of a Guarantee by the Subsidiary Guarantors, any of the Subsidiary Guarantors ceases to be in full force and effect with respect to Debt Securities of that series (except as otherwise provided in this Indenture), is declared null and void in a judicial proceeding or any of the Subsidiary Guarantors (if applicable) denies or disaffirms its obligations under this Indenture or such Guarantee; or

(h) any other Event of Default provided with respect to Debt Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture.

When a Default is cured, it ceases.

SECTION 6.02 Acceleration.

If an Event of Default with respect to Debt Securities of any series at the time outstanding (other than an Event of Default specified in clause (e) or (f) of Section 6.01 with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debt Securities of that series affected by such Event of Default may, by a notice in writing to the Issuer (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities, that portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest, if any, on all then outstanding Debt Securities of such affected series. Upon any such declaration, such amounts shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 6.01 hereof occurs with respect to the Issuer, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of outstanding Debt Securities. The Holders of a majority in principal amount of the then outstanding Debt Securities of the series affected by such Event of Default by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on the Debt Securities) if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and if all existing Events of Default with respect to Debt Securities of that series have been cured or waived, except nonpayment of principal, premium or interest that has become due solely because of the acceleration.

SECTION 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Debt Securities or to enforce the performance of any provision of the Debt Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Debt Securities of any series by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Debt Securities of such series or a solicitation of consents in respect of Debt Securities of such series, except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on any Debt Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 Control by Majority.

With respect to Debt Securities of any series, the Holders of a majority in principal amount of the then outstanding Debt Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Debt Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders, or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitations on Suits.

Subject to Section 6.07 hereof, a Holder of a Debt Security of any series may have a right to institute an proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or Trustee, or for any remedy with respect to this Indenture or the Debt Securities of such series only if:

(1) that Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the then outstanding Debt Securities of such series have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against any cost, liability or expense;

(4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the Debt Securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Debt Security to receive payment of principal of and premium, if any, and any interest on with respect to the Debt Security, on or after the respective due dates expressed in the Debt Security, and to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional.

SECTION 6.08 Collection Suit by Trustee.

If an Event of Default specified in clause (a) or (b) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or a Subsidiary Guarantor for the amount of principal, premium (if any), interest remaining unpaid on the Debt Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or a Subsidiary Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Debt Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Holders for amounts due and unpaid on the Debt Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any) and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal, premium (if any) and interest, respectively; and

Third: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

SECTION 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Debt Securities of any series.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Debt Securities of any series:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any of its rights or powers under this Indenture unless it receives indemnity satisfactory to the Trustee against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer and the Subsidiary Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on the Debt Securities.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate or an Opinion of Counsel or both to be provided. In the absence of bad faith on the part of the Trustee, the Trustee shall not be liable for any action it takes or omits to take in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult at the Issuer’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder, perform any duties hereunder or otherwise act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of Issuer.

(f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03 May Hold Debt Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may make loans to, accept deposits from, perform services for and otherwise deal with the Issuer, any Subsidiary Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debt Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Debt Securities or any money paid to the Issuer or any Subsidiary Guarantor or upon the Issuer’s or such Subsidiary Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Debt Securities other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Debt Securities of any series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Debt Securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on or any sinking fund installment with respect to the Debt Securities of such series, the Trustee may withhold the notice if and so long as the Trustee determines in good faith that withholding notice is in the interest of the Holders of Debt Securities of such series.

SECTION 7.06 Reports by Trustee to Holders.

Within 60 days after each September 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Subsidiary Guarantors and the Issuer a brief report dated as of such reporting date that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA Sections 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Debt Securities shall be filed by the Issuer or a Subsidiary Guarantor with the SEC and each securities exchange, if any, on which the Debt Securities of such series are listed. The Issuer shall notify the Trustee if and when any series of Debt Securities is listed on any securities exchange.

SECTION 7.07 Compensation and Indemnity.

The Issuer agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and Subsidiary Guarantors, jointly and severally, hereby indemnify the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or reasonable and documented out-of-pocket expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph. The Trustee shall notify the Issuer and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. The Issuer and Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer and Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel. The Issuer and Subsidiary Guarantors need not pay for any settlement made without their consent.

The Issuer and Subsidiary Guarantors shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or bad faith.

To secure the payment obligations of the Issuer and Subsidiary Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Debt Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on particular Debt Securities of any series. Such Lien and the obligations of the Issuer and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Debt Securities of one or more series by so notifying the Issuer and the Subsidiary Guarantors. The Holders of a majority in principal amount of the then outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series by so notifying the Trustee, the Issuer and the Subsidiary Guarantors. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Debt Securities of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series). Within one year after the successor Trustee with respect to the Debt Securities of any series takes office, the Holders of a majority in principal amount of the Debt Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee with respect to the Debt Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Issuer), the Issuer, any Subsidiary Guarantor or the Holders of at least 10% in principal amount of the then outstanding Debt Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

If the Trustee with respect to the Debt Securities of a series fails to comply with Section 7.10, any Holder of Debt Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Debt Securities of such series.

In case of the appointment of a successor Trustee with respect to all Debt Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuer and to the Subsidiary Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Issuer, the Subsidiary Guarantors, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates. On request of the Issuer or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Issuer under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09 Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

SECTION 7.11 Preferential Collection of Claims Against the Issuer or a Subsidiary Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Applicability of Article.

The provisions of this Article VIII relating to either the satisfaction and discharge or the defeasance of Debt Securities shall be applicable to each series of Debt Securities except as otherwise specified pursuant to Section 2.01 for Debt Securities of such series.

SECTION 8.02 Satisfaction and Discharge of Indenture; Defeasance.

(a) If at any time the Issuer shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated and delivered (other than any Debt Securities of such series that shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 8.05) or all Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuer shall deposit with the Trustee as trust funds the entire amount in the currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 2.01) sufficient to pay at Stated Maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of Stated Maturity or Redemption Date, as the case may be, and if in either case the Issuer shall also pay or cause to be paid all other sums then due and payable hereunder by the Issuer with respect to the Debt Securities of such series, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debt Securities of such series.

(b) Subject to Sections 8.02(c), 8.03 and 8.07, the Issuer at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or the operation of (x) any covenant made applicable to such Debt Securities pursuant to Section 2.01, (y) Sections 4.06, 6.01(d), (h) and (i) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable) and (z) as it relates to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (“covenant defeasance option”). For this purpose, the covenant defeasance option means that, with respect to the outstanding Debt Securities of such series, the Issuer and each Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 with respect to such series, but, except as specified above, the remainder of this Indenture and such Debt Securities shall be unaffected thereby. If the Issuer exercises either its legal defeasance option or its covenant defeasance obligation, each Guarantee will terminate with respect to that series of Debt Securities and be automatically released and discharged and any security that may have been granted in respect of such series shall be automatically released. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Issuer exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified in Sections 6.01(d), (g) and (h) and, with respect to the Subsidiary Guarantors only, Sections 6.01(e) and (f) (except to the extent covenants or agreements referenced in Section 6.01(d) remain applicable).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.05, 2.08, 2.09, 4.02, 4.06, 7.07, 8.05, 8.06 and 8.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.03 Conditions of Defeasance.

The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a) in the event of the legal defeasance option, the Issuer shall have irrevocably deposited in trust with the Trustee money, U.S. Government Obligations or a combination thereof or, in the case of Debt Securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. Government Obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium (if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of that series on the Stated Maturity of those payments in accordance with the terms of this Indenture and Debt Securities of such series;

(b) in the event of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such opinion shall confirm that, the holders of the Debt Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred;

(c) in the event of the covenant defeasance option, the Issuer shall have deposited with the Trustee money, U.S. Government Obligations or a combination thereof, or, in the case of Debt Securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the Debt Securities of that series on the Stated Maturity of those payments in accordance with the terms of this Indenture and Debt Securities of such series; and

(d) in the event of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Debt Securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

(e) in the event of the legal defeasance option or the covenant defeasance option, no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings); and

(f) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound.

SECTION 8.04 Application of Trust Money.

Subject to Section 8.05, the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series.

SECTION 8.05 Repayment to Issuer.

The Trustee and any paying agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and any paying agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Issuer for payment as general creditors.

SECTION 8.06 Indemnity for U.S. Government Obligations.

The Issuer shall pay and shall indemnify the Trustee and the Holders against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.07 Reinstatement.

If the Trustee or any paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII.

ARTICLE IX

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01 Without Consent of Holders.

The Issuer and the Trustee may amend, supplement or otherwise modify this Indenture or the Debt Securities of any series or waive any provision hereof or thereof without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to comply with Section 5.01;

(c) to provide for uncertificated Debt Securities in addition to or in place of Certificated Debt Securities;

(d) to add Guarantees with respect to Debt Securities of any series;

(e) to surrender any of the Issuer’s rights or powers under this Indenture;

(f) to comply with the applicable procedures of the applicable depositary;

(g) to make any change that does not adversely affect the rights of any Holder of Debt Securities;

(h) to provide for the issuance of and establish the form and terms and conditions of Debt Securities of any series as permitted by Section 2.01;

(i) to provide for the issuance of bearer Debt Securities (with or without coupons);

(j) to provide any security for any series of Debt Securities or the related Guarantees;

(k) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Article VIII; provided, however, that any such action shall not adversely affect the rights of the Holders of Debt Securities of such series or any other series of Debt Securities in any material respect;

(l) to effect the appointment of a successor Trustee with respect to the Debt Securities of any series and to add to or change any of the provisions of this Indenture to provide for or facilitate administration by more than one Trustee;

(m) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(n) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer or any Subsidiary Guarantor;

(o) to add any additional Events of Default with respect to all or any series of the Debt Securities (and, if any Event of Default is applicable to less than all series of Debt Securities, specifying the series to which such Event of Default is applicable); or

(p) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Debt Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision.

Upon the request of the Issuer and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuer and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02 With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend, supplement or otherwise modify this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for Debt Securities of any one or more series or all series or a solicitation of consents in respect of Debt Securities of any one or more series or all series) of the Holders of at least a majority in principal amount of the then outstanding Debt Securities of each series affected by such amendment, supplement or other modification.

Upon the request of the Issuer and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuer and the Subsidiary Guarantors in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Except as provided below in this Section 9.02, the Holders of a majority in principal amount of the then outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive compliance in a particular instance by the Issuer or any Subsidiary Guarantor with any provision of this Indenture with respect to Debt Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Debt Securities of such series or a solicitation of consents in respect of Debt Securities of such series).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(a) reduce the percentage in principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or extend the time for payment of interest (including default interest) on any Debt Security;

(c) reduce the principal of or premium on or change the fixed maturity of any Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of Debt Securities;

(d) reduce the principal amount of Original Issue Discount Securities payable upon acceleration of the Maturity thereof pursuant to Section 6.02;

(e) reduce the premium, if any, payable upon the redemption of any Debt Security or waive the requirement that any Debt Security shall be redeemed;

(f) change the coin or currency or currencies (including composite currencies) in which any Debt Security or any premium or interest with respect thereto are payable;

(g) impair the right of any Holder to receive payment of principal of and premium, if any, and interest on such Holder’s Debt Securities or to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on such Holder’s Debt Securities pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(h) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02; or

(i) waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on the Debt Securities (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of that series and a waiver of the payment default that resulted from such acceleration).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Issuer or any Subsidiary Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Debt Securities with respect to which such consent is required or sought as of a date identified by the Issuer or such Subsidiary Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of each Debt Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Debt Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debt Security or portion of a Debt Security that evidences the same debt as the consenting Holder’s Debt Security, even if notation of the consent is not made on any Debt Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Debt Security or portion of a Debt Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Issuer or any Subsidiary Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer or any Subsidiary Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA Section 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debt Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (i) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Debt Security.

SECTION 9.05 Notation on or Exchange of Debt Securities.

If an amendment or supplement changes the terms of an outstanding Debt Security, the Issuer may require the Holder of the Debt Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debt Security at the request of the Issuer regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Debt Security shall issue, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate, a new Debt Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debt Security shall not affect the validity of such amendment or supplement.

Debt Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

SECTION 9.06 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive indemnity satisfactory to it, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Issuer or a Subsidiary Guarantor as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer and the Subsidiary Guarantors in accordance with its terms.

ARTICLE X

GUARANTEE

SECTION 10.01 Guarantee.

(a) Notwithstanding any provision of this Article X to the contrary, the provisions of this Article X relating to the Subsidiary Guarantors shall be applicable only to, and inure solely to the benefit of, the Debt Securities of any series designated, pursuant to Section 2.01, as entitled to the benefits of the Guarantee of each of the Subsidiary Guarantors.

(b) For value received, each of the Subsidiary Guarantors hereby fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities and all other amounts due and payable under this Indenture and the Debt Securities by the Issuer, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Debt Securities and this Indenture, subject to the limitations set forth in Section 10.03.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantee hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all Indebtedness of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Debt Securities, the Guarantee (including the Guarantee of any Subsidiary Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debt Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Debt Securities, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce the Guarantee without first proceeding against the Issuer or any other Subsidiary Guarantor.

(d) The obligations of each of the Subsidiary Guarantors under this Article X shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or any of the Subsidiary Guarantors contained in the Debt Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuer, any of the Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Issuer, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Debt Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Debt Securities, including all or any part of the rights of the Issuer or any of the Subsidiary Guarantors under this Indenture, (v) the extension of the time for payment by the Issuer or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Debt Securities or this Indenture or of the time for performance by the Issuer or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or any of the Subsidiary Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuer or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Debt Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Issuer or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Debt Securities, the Guarantee or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e) Each of the Subsidiary Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or any of the Subsidiary Guarantors, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (iii) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Issuer or any of the Subsidiary Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture, provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Debt Securities and the Guarantee shall have been paid in full or discharged.

SECTION 10.02 Execution and Delivery of Guarantee.

The Guarantee of any Subsidiary Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture as of the date hereof, a supplemental indenture) and not by an endorsement on, or attachment to, any Note of any Note Guarantee or notation thereof. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall be and remain in full force and effect notwithstanding any failure to endorse on any Debt Security a notation of such Guarantee. The delivery of any Debt Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of each of the Guarantors.

SECTION 10.03 Limitation on Liability of the Subsidiary Guarantors.

Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Debt Security entitled to the benefits of the Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a Debt Security entitled to the benefits of the Guarantee and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.04 Release of Subsidiary Guarantors from Guarantee.

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in this Section 10.04. Any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article X shall be released with respect to any series of Debt Securities upon satisfaction and discharge of this Indenture with respect to such Debt Securities, or exercise of the legal defeasance option or covenant defeasance option with respect to such Debt Securities, in each case as set forth in Article VIII. Any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article X shall be unconditionally released and discharged automatically upon (i) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Issuer, of all of the Issuer’s direct or indirect Capital Stock in such Subsidiary Guarantor, (ii) the merger of such Subsidiary Guarantor into the Issuer or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor or (iii) following delivery of a written notice by the Issuer to the Trustee, upon the release of all Guarantees of the Subsidiary Guarantor with respect to the obligations of the Issuer under the Credit Agreement.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Guarantee upon receipt of a written request of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Debt Securities entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

SECTION 10.05 Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (as applicable) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Debt Securities or any other Subsidiary Guarantor’s obligations with respect to its Guarantee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 11.02 Notices.

Any notice or communication by the Issuer, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuer or the Subsidiary Guarantors:

Targa Resources Corp.

811 Louisiana St, Suite 2100

Houston Texas 77002

Attn: Chief Financial Officer

Telephone: (713) 584-10000

Facsimile: (713) 584-1110

If to the Trustee:

U.S. Bank Trust Company, National Association

8 Greenway Plaza, Suite 1100

Houston, Texas 77046-0892

Attn: Alejandro Hoyos

Facsimile: (713) 212-3718

The Issuer, any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Issuer or a Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the others and to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee, the Issuer or a Subsidiary Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03 Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debt Securities. The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee at the expense of the Issuer or such Subsidiary Guarantor, as the case may be:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 Legal Holidays.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08 Governing Law.

THIS INDENTURE, THE DEBT SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.09 Waiver of Jury Trial.

The Issuer, the Subsidiary Guarantors, the Trustee and the Holders of the Debt Securities (by their acceptance of the Debt Securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, this Indenture, the Debt Securities or the transactions contemplated hereby or thereby.

SECTION 11.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Subsidiary Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11 Successors.

All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Debt Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12 Severability.

In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 11.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14 Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ISSUER:

TARGA RESOURCES CORP.

By: /s/ Scott Rogan
Name: Scott Rogan
Title: Senior Vice President – Finance and Treasurer

SUBSIDIARY GUARANTORS:

GRAND PRIX DEVELOPMENT LLC
FCPP PIPELINE, LLC
FLAG CITY PROCESSING PARTNERS, LLC
LEGEND GAS PIPELINE LLC
SLIDER WESTOK GATHERING, LLC
TARGA CAPITAL LLC
TARGA CAYENNE LLC
TARGA CHANEY DELL LLC
TARGA COGEN LLC
TARGA DELAWARE LLC
TARGA DOWNSTREAM LLC
TARGA ENERGY GP LLC
TARGA GAS MARKETING LLC
TARGA GAS PIPELINE LLC
TARGA GAS PROCESSING LLC
TARGA GP INC.
TARGA GULF COAST NGL PIPELINE LLC
TARGA INTRASTATE PIPELINE LLC
TARGA LA HOLDINGS LLC
TARGA LA OPERATING LLC
TARGA LIQUIDS MARKETING AND TRADE LLC
TARGA LOUISIANA INTRASTATE LLC
TARGA LP INC.
TARGA MIDKIFF LLC
TARGA MIDLAND CRUDE LLC
TARGA MIDLAND LLC
TARGA MIDSTREAM SERVICES LLC
TARGA MLP CAPITAL LLC
TARGA NGL PIPELINE COMPANY LLC
TARGA PIPELINE MID-CONTINENT HOLDINGS LLC

Signature Page to Indenture

TARGA PERMIAN CONDENSATE PIPELINE LLC
TARGA PIPELINE MID-CONTINENT LLC
TARGA PIPELINE PARTNERS GP LLC
TARGA RESOURCES LLC
TARGA RESOURCES FINANCE CORPORATION
TARGA RESOURCES GP LLC
TARGA RESOURCES OPERATING GP LLC
TARGA RESOURCES OPERATING LLC
TARGA SOUTHERN DELAWARE LLC
TARGA SOUTHOK NGL PIPELINE LLC
TARGA TRAIN 6 LLC
TARGA TRAIN 8 LLC
TARGA TRANSPORT LLC
TPL ARKOMA HOLDINGS LLC
TPL ARKOMA INC.
TPL ARKOMA MIDSTREAM LLC
TPL GAS TREATING LLC
TPL SOUTHTEX MIDSTREAM LLC
TPL SOUTHTEX PIPELINE COMPANY LLC
VELMA INTRASTATE GAS TRANSMISSION COMPANY,
LLC
VERSADO GAS PROCESSORS, L.L.C.

By:	/s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

TARGA PIPELINE OPERATING PARTNERSHIP LP

TARGA PIPELINE PARTNERS LP

By:	Targa Pipeline Partners GP LLC, its general partner

By:	/s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

Signature Page to Indenture

VELMA GAS PROCESSING COMPANY, LLC

By:	TPL Arkoma Inc., its sole member

By: /s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

TARGA SOUTHTEX MIDSTREAM COMPANY LP
TPL SOUTHTEX GAS UTILITY COMPANY LP
TPL SOUTHTEX MIDSTREAM HOLDING COMPANY LP
TPL SOUTHTEX PROCESSING COMPANY LP
TPL SOUTHTEX TRANSMISSION COMPANY LP

By:	TPL SouthTex Pipeline Company LLC, its general partner

By:	/s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

TARGA ENERGY LP

By:	Targa Energy GP LLC, its general partner

By:	/s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Scott Rogan
	Name:	Scott Rogan
	Title:	Senior Vice President – Finance and Treasurer

Signature Page to Indenture

TRUSTEE:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By: /s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

Signature Page to Indenture